Exhibit 5.1

330 North Wabash Avenue
Suite 2800
Chicago, Illinois 60611
Tel: +1.312.876.7700 Fax: +1.312.993.9767
www.lw.com

FIRM / AFFILIATE OFFICES
	Beijing	Moscow
	Boston	Munich
	Brussels	New York
	Century City	Orange County
	Chicago	Paris
December 17, 2019	Dubai	Riyadh
	Düsseldorf	San Diego
	Frankfurt	San Francisco
Sprout Social, Inc.	Hamburg	Seoul
131 South Dearborn St., Suite 700	Hong Kong	Shanghai
Chicago, Illinois 60603	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
Re: Registration Statement on Form S-8	Madrid	Washington, D.C.
Milan
Ladies and Gentlemen:
We have acted as special counsel to Sprout Social, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of 550,000 shares of Class B common stock of the Company, par value $0.0001 per share (the “Class B Shares”), issuable under the Sprout Social, Inc. 2019 Class B Incentive Award Plan (the “2019 Class B Plan”), and 12,866,007 shares of Class A common stock of the Company, par value $0.0001 per share (the “Class A Shares”), consisting of (i) 3,999,427 Class A Shares issuable under the Sprout Social, Inc. 2016 Stock Plan, as amended (the “2016 Plan”), (ii) 7,766,580 Class A Shares issuable under the Sprout Social, Inc. 2019 Incentive Award Plan (the “2019 Plan”), (iii) 550,000 Class A Shares issuable under the Sprout Social, Inc. 2019 Employee Stock Purchase Plan (the “ESPP” and together with the 2019 Class B Plan, the 2016 Plan and the 2019 Plan, the “Plans”) and (iv) 550,000 Class A Shares issuable upon conversion of Class B Shares issuable under the 2019 Class B Plan. The Class A Shares and Class B Shares are collectively referred to herein as the “Shares”.
The Shares are included in a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on December 17, 2019 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectuses, other than as expressly stated herein with respect to the issuance of the Shares.

December 17, 2019

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.
Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been issued by the Company against payment therefor in the circumstances contemplated by the Plans, assuming in each case that the individual issuances, grants or awards under the Plans are duly authorized by all necessary corporate action and duly issued, granted or awarded and exercised in accordance with the requirements of law and the applicable Plans (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.
This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP